Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Proteon Therapeutics, Inc. (the “Corporation”) on Form 10-Q for the fiscal quarter ended September, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy P. Noyes, as President and Chief Executive Officer of the Corporation, and I, George A. Eldridge, Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: November 12, 2015	By:	/s/ TIMOTHY P. NOYES
Timothy P. Noyes President, Chief Executive Officer and Director (Principal Executive Officer)
Date: November 12, 2015	By:	/s/ GEORGE A. ELDRIDGE
George A. Eldridge Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.